SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2001

Marketing Specialists Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)
17855 N. Dallas Parkway, Suite 200 Dallas, Texas 75287 (Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (972) 349-6200
___________________________________________
Merkert American Corporation 490 Turnpike Street Canton, Massachusetts 02021 (Former name and address)

Item 5.	Other Events

On April 24, 2001, the Registrant issued a press release announcing its year-end financials, with total revenues for the year of approximately $380.8 million. A copy of this press release is filed as Exhibit 99.1 hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits
The following Exhibits are filed herewith:
	99.1	Press Release issued by the Registrant on April 24, 2001 announcing its year-end financials, with total revenues for the year of approximately $380.8 million.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
MARKETING SPECIALISTS CORPORATION
By:	TIMOTHY M. BYRD Timothy M. Byrd Chief Financial Officer

Date:   May 1, 2001

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release issued by the Registrant on April 24, 2001 announcing its year-end financials, with total revenues for the year of approximately $380.8 million.

* filed herewith